UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1345 6th Ave. 2nd Floor New York, NY 10105
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our”.

Item 8.01 Other Events.

On November 15, 2021, we and CareClix Holdings, Inc., a Florida Corporation (“SOLI”)executed a Binding Letter of Intent (“LOI”) for our acquisition of the following four wholly-owned subsidiaries of SOLI:

1)       CareClix Services, Inc, a Florida corporation

2)       CareClix, Inc., a Virginia corporation

3)       MyCareClix Inc., a Florida corporation

4)       CareClix RPM, Inc., a Florida corporation

The proposed acquisition is subject to due diligence and the completion and execution of a Stock Purchase Agreement by the Parties on or before December 17, 2021, with closing of the transaction on or before December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: November 16, 2021	By:	/s/ Mahmood Khan
Mahmood Khan
Chief Executive Officer